Docusign Envelope ID: 2BE606F0-6153-489B-BD16-40B801F5CED6

EXPENSE LIMITATION AGREEMENT

THIS AGREEMENT, effective as of April 1, 2025, by and between Victory Capital Management Inc. (the “Investment Adviser”) and each fund listed on Schedule A hereto, (each, a “Fund” and collectively, the “Funds”) individually, and not jointly;

WHEREAS, each Fund is a series of an open-end management investment company of a series type registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund and the Investment Adviser have entered into an investment advisory agreement (the “Advisory Agreement”), pursuant to which the Investment Adviser provides investment advisory services to the Funds for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, each Fund and the Investment Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the Fund’s aggregate expenses below a level that may normally be incurred by the Fund;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.Expense Limitation

1.1.Applicable Expense Limitation. To the extent that the aggregate expenses incurred by a Fund in any month including, but not limited to, investment advisory fees of the Investment Adviser (but excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, extraordinary expenses not incurred in the ordinary course of such Fund’s business, and other expenditures that are capitalized in accordance with generally accepted accounting principles, if any) exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount shall be the liability of the Investment Adviser.

1.2.Operating Expense Limit. The Operating Expense Limit in any year with respect to each Fund shall be equal to the lesser of: (i) the total net annual operating expenses of the Fund after the application of expense limitation arrangements currently in effect for the Fund, if any; or

(ii)the total net annual operating expenses of the Fund as of the end of the Fund’s most recent fiscal year. The total net annual operating expenses of the Fund after application of expense limitation arrangements currently in effect for the Fund, which represents each Fund’s maximum Operating Expense Limit, is specified in Schedule A attached hereto and is based on a percentage of the average daily net assets of the relevant class of shares of each Fund. Waivers of investment advisory fees or any other fees or expenses that are not attributable to a specific class of shares of a Fund (“Fund-Wide Expenses”) must be uniform across all share classes of a given Fund. In the event that the Investment Adviser waives or reimburses any Fund-Wide Expenses with respect to a particular class of shares of a Fund, the Investment Adviser also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares of that Fund to the

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same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

2.Term and Termination of Agreement

This Agreement shall become effective on the date stated above only if approved by the Board of Trustees of the Trust and by a majority of the Trustees who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement. This Agreement shall remain in effect with respect to each Fund for the period shown on Schedule A. The Investment Adviser may extend the duration of any Operating Expense Limit for any Fund by delivering a revised Agreement (or Schedule A to this Agreement) to the Trust reflecting such extension. This Agreement shall terminate with the respect to a Fund upon termination of the Advisory Agreement on behalf of that Fund.

3.Recovery of Excess Expenses

3.1Repayment. To the extent that the Investment Adviser has waived all or part of its fees and/or reimbursed any of a Fund’s expenses to satisfy its liability for amounts in excess of that Fund’s Operating Expense Limit, the Investment Adviser may, if the Advisory Agreement is still in effect on behalf of that Fund, seek from that Fund repayment of such amounts for up to two years (24 months) after the date the Investment Adviser waived any such fees and/or reimbursed any such expenses. Subject to the above described requirement that the Advisory Agreement be in effect and the two year time limitation, the right of the Investment Adviser to repayment from a Fund under this Section 3.1 shall survive the termination of this Agreement with respect to that Fund.

3.2Limitations on Repayments. A Fund will make no repayment of amounts waived or reimbursed as set forth in Section 3.1 if, during the fiscal year in which the Investment Adviser seeks such repayment, the Fund’s operating expenses exceed either (a) the Operating Expense Limit in effect at the time of the original fee waiver or expense reimbursement, or (b) the Operating Expense Limit in effect at the time the Investment Adviser seeks such repayment. Any amounts repaid pursuant to Section 3.1 of this Agreement shall not include any additional charges, fees or interest.

3.3Board Reports. Any amounts repaid pursuant to Section 3.1 of this Agreement will be reported to the Trust’s Board of Trustees not later than at the Board’s first regular meeting following the quarter in which the repayment occurred.

4.Miscellaneous

4.1.Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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4.2.Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Trust Instrument or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

4.3.Definitions. Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4.Prior Agreements. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Each of the Funds listed on Schedule A

By:

Name: Thomas Dusenberry

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and Chief

Administrative Officer

[Signature Page to Expense Limitation Agreement]

Docusign Envelope ID: 2BE606F0-6153-489B-BD16-40B801F5CED6

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED APRIL 1, 2025

WITH VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF APRIL 1, 2025

	Maximum

	Operating
	Expense		Effective Date
Fund/Class	Limit*	Date of Termination	of Waiver
Pioneer Disciplined Value Fund

Class A	0.80%	April 1, 2028	April 1, 2025
Class C	1.56%	April 1, 2028	April 1, 2025
Class K	0.45%	April 1, 2028	April 1, 2025
Class R	1.18%	April 1, 2028	April 1, 2025
Class Y	0.45%	April 1, 2028	April 1, 2025
Pioneer Equity Premium Income
Fund
Class A	1.20%	April 1, 2028	April 1, 2025
Class C	1.98%	April 1, 2028	April 1, 2025
Class K	0.90%	April 1, 2028	April 1, 2025
Class R	1.49%	April 1, 2028	April 1, 2025
Class Y	0.90%	April 1, 2028	April 1, 2025
Pioneer Fundamental Growth
Fund
Class A	1.00%	April 1, 2028	April 1, 2025
Class C	1.72%	April 1, 2028	April 1, 2025
Class K	0.65%	April 1, 2028	April 1, 2025
Class R	1.39%	April 1, 2028	April 1, 2025
Class Y	0.76%	April 1, 2028	April 1, 2025
Pioneer International Equity
Fund
Class A	1.12%	April 1, 2028	April 1, 2025
Class C	1.83%	April 1, 2028	April 1, 2025
Class K	0.73%	April 1, 2028	April 1, 2025
Class Y	0.74%	April 1, 2028	April 1, 2025
Pioneer Multi-Asset Income Fund

Class A	0.83%	April 1, 2028	April 1, 2025
Class C	1.60%	April 1, 2028	April 1, 2025
Class K	0.54%	April 1, 2028	April 1, 2025
Class R	1.16%	April 1, 2028	April 1, 2025
Class Y	0.64%	April 1, 2028	April 1, 2025

Schedule A-1

Docusign Envelope ID: 2BE606F0-6153-489B-BD16-40B801F5CED6

	Maximum

	Operating
	Expense		Effective Date
Fund/Class	Limit*	Date of Termination	of Waiver
Pioneer AMT – Free Municipal
Fund
Class A	0.79%	April 1, 2028	April 1, 2025
Class C	1.54%	April 1, 2028	April 1, 2025
Class Y	0.49%	April 1, 2028	April 1, 2025
Pioneer Bond Fund

Class A	0.81%	April 1, 2028	April 1, 2025
Class C	1.46%	April 1, 2028	April 1, 2025
Class K	0.36%	April 1, 2028	April 1, 2025
Class R	1.11%	April 1, 2028	April 1, 2025
Class Y	0.47%	April 1, 2028	April 1, 2025
Pioneer CAT Bond Fund

Class A	1.70%	April 1, 2028	April 1, 2025
Class K	1.33%	April 1, 2028	April 1, 2025
Class Y	1.46%	April 1, 2028	April 1, 2025
Pioneer Floating Rate Fund

Class A	1.05%	April 1, 2028	April 1, 2025
Class C	1.82%	April 1, 2028	April 1, 2025
Class K	0.75%	April 1, 2028	April 1, 2025
Class Y	0.75%	April 1, 2028	April 1, 2025
Pioneer Active Credit Fund

Class A	0.90%	April 1, 2028	April 1, 2025
Class C	1.65%	April 1, 2028	April 1, 2025
Class Y	0.60%	April 1, 2028	April 1, 2025
Pioneer High Income Municipal
Fund
Class A	0.82%	April 1, 2028	April 1, 2025
Class C	1.59%	April 1, 2028	April 1, 2025
Class Y	0.55%	April 1, 2028	April 1, 2025
Pioneer High Yield Fund

Class A	1.10%	April 1, 2028	April 1, 2025
Class C	1.93%	April 1, 2028	April 1, 2025
Class R	1.56%	April 1, 2028	April 1, 2025
Class Y	0.85%	April 1, 2028	April 1, 2025
Pioneer Securitized Income Fund

Class A	0.90%	April 1, 2028	April 1, 2025
Class Y	0.65%	April 1, 2028	April 1, 2025

*Does not include acquired fund fees and expenses. A Fund’s Operating Expense Limit will be lower than its maximum Operating Expense Limit if the total net annual operating expenses of

Schedule A-2

Docusign Envelope ID: 2BE606F0-6153-489B-BD16-40B801F5CED6

the Fund as of the end of the Fund’s most recent fiscal year, as of April 1, 2025, is less than the Fund’s maximum Operating Expense Limit specified in Schedule A.

Schedule A-3